UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 24, 2016 (October 18, 2016)

AB PRIVATE CREDIT INVESTORS CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	000-55640	81-2491356
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1345 Avenue of the Americas

New York, NY 10105

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (212) 969-1000

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 18, 2016, the Board of Directors of AB Private Credit Investors Corporation (the “Fund”) increased the size of the Fund’s Board of Directors from three (3) to five (5) directors and appointed each of Terry Sebastian and Matthew Bass as a director to fill the vacancies. Mr. Sebastian will serve on the Fund’s Board of Directors as a Class I independent director from October 18, 2016 until the Fund’s 2017 Annual Meeting of Stockholders or until his successor is duly elected and qualified. Mr. Bass will serve on the Fund’s Board of Directors as a Class II interested director from October 18, 2016 until the Fund’s 2018 Annual Meeting of Stockholders or until his successor is duly elected and qualified. Also on October 18, 2016, Mr. Sebastian was appointed as a member of both the Audit Committee and the Nominating and Corporate Governance Committee of the Fund.

Mr. Sebastian has served as the President and a member of the board of directors at Cal Pacific Specialty Foods, LLC since 2011. He has also served as a member of the board of directors of the California Strawberry Commission and as the vice chairman of the Processing Strawberry Advisory Board since 2012. He is a member of the advisory board at Lake Pacific Partners, LLC, where he previously served as a managing director and founder from 2000 to 2010. Prior to this, Mr. Sebastian was a senior vice president at Natural Nutrition Group. Previously, Mr. Sebastian was an executive at McCain Foods and a management consultant at Booz, Allen & Hamilton. He also previously served as the chairman of Maxi Canada, as a director of Gladson and as a director of Teepak. Mr. Sebastian was the managing director of the Lundquist Center for Entrepreneurship at Charles H. Lundquist College of Business, University of Oregon. He has served as the president of the CEIBA Foundation, a non-profit charter school since 2015. Mr. Sebastian holds an M.B.A. from the Harvard Business School and a B.B.A. with high honors from the University of Texas at Austin.

Mr. Bass is a Senior Vice President and Global Head of Alternatives and Multi-Asset Business Development for AllianceBernstein L.P. (“AB”). Prior to joining AB in 2010, he was a program director at the U.S. Department of the Treasury, where he was responsible for the design and implementation of various real estate and real estate capital-markets programs pursuant to the Troubled Asset Relief Program. Prior to joining the U.S. Department of the Treasury in 2009, Mr. Bass was a vice president at The Blackstone Group’s GSO Capital Partners unit. He began his career in the Financial Institutions Investment Banking Group at UBS. Mr. Bass holds a B.S. in Finance from Lehigh University.

There are no arrangements or understandings between Mr. Sebastian and any other persons pursuant to which he was selected as a director. There are no arrangements or understandings between Mr. Bass and any other persons pursuant to which he was selected as a director.

There are no current or proposed transactions between the Fund and Mr. Sebastian or his immediate family members that would require disclosure under Item 404(a) of Regulation S-K promulgated by the SEC. There are no current or proposed transactions between the Fund and Mr. Bass or his immediate family members that would require disclosure under Item 404(a) of Regulation S-K promulgated by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 24, 2016	AB PRIVATE CREDIT INVESTORS CORPORATION

	By:	/s/ Wesley Raper
Wesley Raper
Chief Financial Officer and Treasurer